AMERICAN HOME PRODUCTS CORPORATION

                           DEFERRED COMPENSATION PLAN

                          Effective as of July 31, 1997



                          Amended as of January 1, 2000


                                     PURPOSE

The purpose of the Deferred Compensation Plan (the "Plan") is to encourage the retention of a key group of management employees by allowing them to defer various types of compensation.


                            SECTION ONE - DEFINITIONS
Whenever used in the Plan, the following terms shall have the following meanings:

         (a) "Administrator" - means the Committee or such entity or person to whom the Committee may delegate responsibility for administration of the Plan.

         (b) "Beneficiary" - means one or more persons or entities (including a trust or estate) designated by an Employee, at any time or from time to time, to receive any payment under the Plan at or after such Employee's death. Such designation shall be made on a form provided or approved by the Administrator. If at any time a deferred amount shall become payable at or after the death of an Employee, and there shall not be in existence any person or entity so designated, then "Beneficiary" means the estate of such Employee.

         (c) "Board of Directors" - means the Board of Directors of the Company.

         (d) "Bonus Compensation" - means cash compensation received by an Eligible Employee in excess of amounts paid as salary, whether under any incentive compensation or bonus plan, program or arrangement which is maintained or which may be adopted by the Company including the AHPC Management Incentive Plan or otherwise.

         (e) "Change of Control" - shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two (2) consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period, or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation, or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to such combination, own fifty percent (50%) or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change of Control. As used herein, "Permitted Holder" means: (i) the Company, (ii) any corporation, partnership, trust, or other entity controlled by the Company, and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

         (f) "Code" - means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" - means the Compensation and Benefits Committee of the Board of Directors.

         (h) "Company" - means American Home Products Corporation, a Delaware Corporation.

         (i) "Deemed Rate of Interest" - means a rate of interest deemed payable on amounts deferred under the Plan equal to the average of the quarter end yields for a ten-year period ending September 30 of the prior year, of ten-year U.S. Treasury notes plus two percent (2%). Effective as of June 1, 1999 the Deemed Rate of Interest shall be ten percent (10%). The Deemed Rate of Interest shall be calculated, accrued, credited, and compounded quarterly by the Treasurer of the Company. The Deemed Rate of Interest may be increased or decreased from time to time by the Board as it may deem appropriate, provided that no such decrease shall be effective for deemed interest accruing prior to the latest of (i) the date of Board action implementing such decrease, and (ii) the date such decrease is communicated to Participants.

         (j) "Eligible Employee" - means an employee of the Company employed in the United States who either: (i) is a principal officer of the Company as that term is defined at Paragraph 30 of the By-Laws of the Company, or (ii) earns an annual base salary of not less than one hundred seventy-five thousand dollars ($175,000) or such greater amount as may be determined from time to time by the Committee. Whether or not a person is an Eligible Employee will be determined on a Plan Year by Plan Year basis, such that a person who qualifies as an Eligible Employee in a particular Plan Year shall not qualify as an Eligible Employee in a subsequent Plan Year in which he/she meets neither of criteria (i) or (ii) above.

         (k) "Exchange Act" - means the Securities Exchange Act of 1934, as amended.

         (l)      "Effective Date" - means July 31, 1997.

         (m) "Normal Retirement Date" - shall have the same meaning as set forth in the American Home Products Corporation Retirement Plan - United States.

         (n) "Participant" - means an Eligible Employee who elects to defer compensation under the terms of the Plan.

         (o) "Plan" - means the American Home Products Corporation Deferred Compensation Plan as set forth herein and as it may be amended and/or restated from time to time.

         (p) "Plan Year" - means the calendar year, except that the first Plan Year which shall be the period beginning on the Effective Date and ending on December 31, 1997.

         (q) "Retirement Date" - means the date an Employee elects to retire under the provisions of the American Home Products Corporation Retirement Plan - United States.

         (r) "SESP" - means the American Home Products Corporation Supplemental Employee Savings Plan, as amended from time to time.

         (s) "Stock Plans" - means the 1996 Stock Incentive Plan of the Company and all similar prior and subsequent plans of the Company providing for the granting of stock options to officers and other key employees of the Company.

         (t) "Tier I Severance Payments" - means payments payable pursuant to change in control severance agreements entered into between the Company and members of the Finance Committee, Operations Committee and other principal elected corporate officers of the Company, which provide for severance benefits to such employees in the event of their termination following a change of control of the Company as defined in the severance agreement.

                    SECTION TWO - DEFERRALS UNDER PRIOR PLANS

An Eligible Employee who, prior to the Effective Date, elected to defer part or all of (i) the cash portion of his/her Management Incentive Plan ("MIP") compensation, (ii) his/her base salary under the Deferred Compensation Program ("Program") of the Company, (iii) the income on the proceeds (net of after-tax withholding and prescribed fees) of the cashless exercise of his/her stock options under the Stock Plans, i.e., proceeds from the sale of the stock resulting from such exercise, or (iv) the proceeds (net after-tax withholding) of the exercise of stock appreciation rights, may elect to have such deferrals or proceeds considered to be credited under the Plan as of the Effective Date in accordance with such terms and conditions as may be established by the Committee. Thereafter, such deferrals shall continue in accordance with the deferral and distribution provisions of the Plan; provided that amounts attributable to such deferrals shall remain subject to the same elections and restrictions as previously had been in effect with respect thereto, unless thereafter changed by the Eligible Employee in accordance with the terms of the Plan.


                          SECTION THREE - PARTICIPATION

         (a) Participation on the Effective Date. An employee of the Company shall become a Participant as of the Effective Date if he/she is an Eligible Employee on the Effective Date and elects to include previously deferred amounts under the Plan as described in Section Two above or elects to defer on and after the Effective Date by filing a deferral election form with the Administrator in accordance with Section 5.

         (b) Participation after the Effective Date. Any Eligible Employee who has not become a Participant on the Effective Date in accordance with Section 3(a) above shall become a Participant as of the Effective Date of his/her first deferral under the Plan in accordance with Section 5 following the Effective Date.

                     SECTION FOUR - DEFERRALS UNDER THE PLAN

         (a)      Deferral of Bonus Compensation.

                  (1) A Participant may designate a percentage of his or her Bonus Compensation, including the cash portions of his/her MIP compensation, payable from the Company which is payable in a Plan Year (the "Deferred Bonus Compensation") to be deferred and distributed in accordance with a written election made by the Participant in accordance with Section 5.

                  (2) A Participant's Deferred Bonus Compensation shall accrue deemed interest, compounded quarterly, at the Deemed Rate of Interest from the date such Deferred Bonus Compensation otherwise would have been paid to the date of distribution.

                  (3) The Company shall distribute to a Participant his/her total Deferred Bonus Compensation (together with deemed interest accrued thereon) in accordance with the deferral period and distribution form designated by the Participant in accordance with Section 5.

         (b)      Deferral of Base Salary.

                  (1) A Participant may designate a percentage of his/her total annual base salary for a Plan Year (the "Deferred Salary Compensation") to be deferred and distributed in accordance with a written election made by the Participant in accordance with Section 5. However, no such deferral shall be effective unless the Participant elects with respect to the same Plan Year to have no less than six percent (6%) of his/her total base salary deferred in accordance with the SESP, and such SESP deferral shall be subject to the terms of the SESP and not to this Plan.

                  (2) A Participant's Deferred Salary Compensation shall accrue deemed interest, compounded quarterly, at the Deemed Rate of Interest from the date such Deferred Salary Compensation otherwise would have been paid to the date of distribution.

                  (3) The Company shall distribute to the Participant his/her total Deferred Salary Compensation (together with deemed interest accrued thereon) in accordance with the deferral period and distribution form designated by the Participant in accordance with Section 5.

                  (4) A Participant may, upon no less than thirty (30) days' advance written notice to the Vice President - Finance of the Company or any successor thereto as designated by the Committee, prospectively terminate his/her deferral of base salary, effective as of the date stated in such written notice. Such termination shall not affect the treatment hereunder of amounts deferred prior to the effective date of such written notice.


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         (c)      Deferral of Proceeds from a Cashless Exercise/Sale
Transaction.

                  (1) A Participant may designate an amount of the proceeds (net of withheld taxes and prescribed fees) of a cashless exercise/sale transaction of stock options granted under the Stock Plans to be held by the Company pursuant to the Plan (the "Deferred Stock Option Proceeds") so that deemed interest accrued thereon in accordance with clause (2) immediately below would be deferred and distributed in accordance with a written election made by the Participant in accordance with Section 5.

                  (2) A Participant's Deferred Stock Option Proceeds shall accrue deemed interest, compounded quarterly, at the Deemed Rate of Interest from the date the amount of such Deferred Stock Option Proceeds otherwise would have been paid.

                  (3) The Company shall distribute to a Participant his/her total Deferred Stock Option Proceeds (together with deemed interest accrued thereon) in accordance with the deferral period and distribution form designated by the Participant in accordance with Section 5.

                  (4) For purposes of clarity, it shall be understood that the intent of this Section 4(c) is to provide for a deferral of the Participant's taxation only with respect to the deemed interest credited in accordance with clause (2) above and not on the Deferred Stock Option Proceeds. As a result, it is intended that the cashless exercise/sale transaction shall be taxable to the Participant as if no election had been made hereunder and, upon distribution from the Plan, only the deemed interest accrued on the Deferred Stock Option Proceeds, and not the Deferred Stock Option Proceeds themselves, shall be taxable to the Participant.

         (d) Deferral of Proceeds from Exercise of Stock Appreciation Rights ("SARs").

                  (1) A Participant may designate an amount of the proceeds of the exercise of SARs ("Deferred SAR Proceeds"), as specified on the deferral election form, to be deferred and distributed in accordance with a written election made by the Participant in accordance with Section 5.

                  (2) A Participant's Deferred SAR Proceeds shall accrue deemed interest, compounded quarterly, at the Deemed Rate of Interest from the date such Deferred SAR Proceeds otherwise would have been paid to the Participant.

                  (3) The Company shall distribute to the Participant his/her total Deferred SAR Proceeds (together with deemed interest accrued thereon) in accordance with the deferral period and distribution form designated by the Participant in accordance with Section 5.

         (e)      Deferral of Payments from Tier I Severance Agreements.

                  (1) A Participant may designate all or a portion of the amount of Tier 1 Severance Payments, which are payable to him or her ("Deferred Tier I Severance Payments") as specified on the deferral election form, to be deferred and distributed in accordance with a written election made by the Participant in accordance with Section 5.

                  (2) A Participant's Deferred Tier I Severance Payments shall accrue deemed interest, compounded quarterly, at the Deemed Rate of Interest from the date such Deferred Tier I Severance Payments otherwise would have been paid to the Participant.

                  (3) The Company shall distribute to the Participant his/her total Deferred Tier I Severance Payments (together with deemed interest accrued thereon) in accordance with the deferral period and distribution form designated by the Participant in accordance with Section 5.

                    SECTION FIVE - FORM OF DEFERRAL ELECTIONS

         (a) All deferrals made under Section 4 shall be evidenced by the Participant's properly executing a deferred compensation agreement form supplied by the Administrator in accordance with the rules set forth in this Section 5.

         (b) An election to consider amounts previously deferred to be credited under this Plan in accordance with Section 2 must be received by the Committee or its designee prior to the Effective Date.

         (c) An election to defer Bonus Compensation in accordance with Section 4(a) or base salary in accordance with Section 4(b) with respect to a particular Plan Year must be received by the Committee or its designee no later than the last day of the preceding Plan Year. Such election must designate the timing and form of distribution of such Deferred Bonus Compensation and/or base salary and earnings thereon in accordance with the options described in Section 6(a) and
(b), respectively.

        (d) An election to defer proceeds from a cashless/sale transaction held by the Company in accordance with Section 4(c) or Tier I Severance Payments in accordance with Section (4)(e) with respect to a particular Plan Year must be received by the Committee or its designee in a timeframe established by the Committee from time to time. Such election must designate the timing and form of distribution of such proceeds or payments and earnings thereon in accordance with the options described in Section 6(c) and/or 6(e), whichever being applicable.

        (e) An election to defer proceeds from the exercise of SARs in accordance with Section 4(d) must be received by the Committee no later than six months prior to the exercise date of the SAR. Such election must designate the timing and form of distribution of such Deferred SAR Proceeds and earnings thereon in accordance with the options described in Section 6(d).

         (f) Notwithstanding the above, an employee who becomes an Eligible Employee for the first time during a Plan Year shall be permitted, within the thirty (30) day period that begins on the first day he/she becomes an Eligible Employee, to make an election to defer base salary accrued after the effective date of such election for the remainder of the Plan Year and Bonus Compensation payable with respect to the Plan Year, provided, in the case of Bonus Compensation, that the amount of such compensation, if any, is not known prior to the effective date of such election.

                           SECTION SIX - DISTRIBUTIONS

         (a)      Deferred Bonus Compensation.

                  (1) Commencement of Payment of Deferred Bonus Compensation. Deferred Bonus Compensation (together with deemed interest accrued thereon) shall commence to be paid at the election of the Participant either: (i) ten
(10) years following the date the Deferred Bonus Compensation otherwise would have been paid, or (ii) at the Participant's Retirement Date.

                  (2) Form of Distribution of Deferred Bonus Compensation. Deferred Bonus Compensation (together with deemed interest accrued thereon) shall be distributed at the election of a Participant either: (i) in a lump sum payment payable within ninety (90) days following the time designated pursuant to Section 6(a)(1) above, or (ii) in installment payments of up to ten (10) substantially equal annual installments, with the first installment payable within ninety (90) days following the time designated pursuant to Section 6(a)(1) above, with the remaining installments payable within ninety (90) days following the anniversaries of such time. The amount of each installment shall be determined by dividing the amount credited to the Participant's account at the time the installment is to be made (including deemed interest) by the number of remaining installments (including the installment then due).

         (b)      Deferred Salary Compensation.

                  (1) Commencement of Payment of Deferred Salary Compensation. Deferred Salary Compensation (together with deemed interest accrued thereon) shall commence to be paid at the election of the Participant either: (i) ten
(10) years following the date the Deferred Salary Compensation otherwise would have been paid, or (ii) at the Participant's Retirement Date.

                  (2) Form of Distribution of Deferred Salary Compensation. Deferred Salary Compensation (together with interest accrued thereon) shall be distributed at the election of the Participant either: (i) in a lump sum payable within ninety (90) days following the time designated pursuant to Section 6(b)(1) above, or (ii) in installment payments of up to ten (10) substantially equal annual installments, with the first installment payable within ninety (90) days following the time designated pursuant to Section 6(b)(1) above, with the remaining installments payable within ninety (90) days following the anniversaries of such time. The amount of each installment shall be determined by dividing the amount credited to the Participant's account at the time the installment is to be made (including deemed interest) by the number of remaining installments (including the installment then due).


         (c)      Deferred Stock Option Proceeds.

                  (1) Commencement of Payment of Deferred Stock Option Proceeds. Deferred Stock Option Proceeds (together with deemed interest accrued thereon) shall commence to be paid at the election of a Participant either (i) not less than three (3) years nor more than ten (10) years following the exercise of the stock options subject to such election, or (ii) at the attainment of the Retirement Date of the Participant.

                  (2) Form of Distribution of Deferred Stock Option Proceeds. Deferred Stock Option Proceeds (together with deemed interest accrued thereon) shall be distributed at the election of a Participant either: (i) in a lump sum payable within ninety (90) days following the time designated in Section 6(c)(1) above, or (ii) in installment payments of up to ten (10) substantially equal annual installments, with the first installment payable within ninety (90) days following the time designated in Section 6(c)(1) above, with the remaining installments payable within ninety (90) days following the anniversaries of such time. The amount of each installment shall be determined by dividing the amount of deferrals in the Participant's account at the time the installment is to be made (including deemed interest thereon) by the number of installments.

                  (3) Early Payment of Deferred Stock Option Proceeds. A Participant may, upon written request to the Committee, receive payment of a portion or all of his/her Deferred Stock Option Proceeds (as elected by the Participant) prior to the date selected pursuant to Section 6(c)(1) above. In that event of such early payment, the deemed interest credited to the Participant for that Plan Year shall be one percent (1%) less than the rate otherwise applicable for the Plan Year, and shall be credited on Deferred Stock Option Proceeds distributable under this Section 6(c)(3) only through the date of distribution. A Participant shall not be allowed to elect to receive early payment under this Section 6(c)(3) of any deemed interest credited to his/her Deferred Stock Option Proceeds, but only of the Deferred Stock Option Proceeds themselves.

         (d)      Deferred SAR Proceeds.

                  (1) Commencement of Payment of Deferred SAR Proceeds. Deferred SAR Proceeds (together with deemed interest accrued thereon) shall commence to be paid at the election of a Participant either (i) ten (10) years following the exercise of the SAR subject to such election, or (ii) at the Participant's Retirement Date.

                  (2) Form of Distribution of SAR Proceeds. Deferred SAR Proceeds (together with deemed interest accrued thereon) shall be distributed at the election of a Participant either: (i) in a lump sum payment payable within ninety (90) days following the time designated pursuant to Section 6(d)(1) above, or (ii) in installment payments of up to ten (10) substantially equal annual installments, with the first installment payable within ninety (90) days following the time period designated pursuant to Section 6(d)(1) above, with the remaining installments payable within ninety (90) days following the anniversaries of such time. The amount of each installment shall be determined by dividing the amount of deferrals in the Participant's account at the time the installment is to be made (including deemed interest thereon) by the number of installments.

         (e)      Deferred Tier I Severance Payment.

                  (1) Commencement of Payment of Deferred Tier I Severance Payments. Deferred Tier I Severance Payments (together with deemed interest accrued thereon) shall commence to be paid at the election of a Participant either (i) ten (10) years following the deferral of the payments subject to such election, or (ii) at the Participant's Retirement Date.

                  (2) Form of Distribution of Tier I Severance Payments. Deferred Tier I Severance Payments (together with deemed interest accrued thereon) shall be distributed at the election of a Participant either: (i) in a lump sum payment payable within ninety (90) days following the time designated pursuant to Section 6(e)(1) above, or (ii) in installment payments of up to ten
(10) substantially equal annual installments, with the first installment payable within ninety (90) days following the time period designated pursuant to Section 6(e)(1) above, with the remaining installments payable within ninety (90) days following the anniversaries of such time. The amount of each installment shall be determined by dividing the amount of deferrals in the Participant's account at the time the installment is to be made (including deemed interest thereon) by the number of installments.

         (f) Payment Upon Separation From Service. Notwithstanding the above, in the event a Participant shall separate from service with the Company (for reasons other than death) prior to the commencement of payment of his/her Deferred Bonus Compensation, Deferred Salary Compensation, Deferred Stock Option Proceeds, Deferred SAR Proceeds, and/or Deferred Tier I Severance Payments the Participant's account shall be distributed to the Participant in a single lump sum, together with deemed interest accrued thereon through the date of distribution, within ninety (90) days following such separation, provided that the foregoing shall not apply in the case of a Participant who (i) is eligible to retire under the terms of the American Home Products Corporation Retirement Plan - United States as of his or her date of separation from service, and (ii) had elected to receive payment of any amounts deferred under the Plan in the form of installment payments, commencing at or after his/her Retirement Date (but only with respect to amounts for which such election had been made).

         (g) Payment Upon Death. Notwithstanding anything in the Plan to the contrary, in the event a Participant dies prior to the receipt of any or all of his/her Deferred Bonus Compensation, Deferred Salary Compensation, Deferred Option Proceeds, Deferred SAR Proceeds, and/or Deferred Tier I Severance Compensation such amount shall be distributed in a single lump sum to the Participant's Beneficiary(ies), together with deemed interest accrued thereon through the date of such distribution, within ninety (90) days following his/her death.

         (h) Notwithstanding anything in the Plan to the contrary, including Sections 6(a)(1)(ii), 6(b)(1)(ii), 6(c)(1)(ii), 6(d)(1)(ii) and 6(e)(1)(ii), a
Participant who has elected to commence payment of any amounts deferred under the Plan at his or her Retirement Date or Normal Retirement Date, may elect to defer such commencement of payments beyond his or her Retirement Date or his or her Normal Retirement Date to any date which occurs no later than ten (10) years following his or her Normal Retirement Date; provided, however, that if a Participant elects to receive multiple installments, in no event shall such installments extend beyond the tenth anniversary of the Participant's Normal Retirement Date.

                          SECTION SEVEN - MISCELLANEOUS

         (a) Funding of the Plan. The Plan is unfunded and the Company has no obligation to set aside, earmark, or place in trust any funds with which to pay its obligations under this Plan. The Company's obligation shall not be secured in any way and a Participant's rights shall in no way be preferred over the general creditors of the Company.

         (b) Change of Control. In the event of a Change of Control, all Deferred Bonus Compensation, Deferred Salary Compensation, Deferred Stock Option Proceeds, Deferred SAR Proceeds or Deferred Tier I Severance Payments shall be paid to the Participant in a lump sum, together with deemed interest accrued thereon, within ten (10) days following the Change of Control. Notwithstanding any other provision of the Plan to the contrary, with respect to a Change of Control which may occur as a result of the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 3, 1999, among American Home Products Corporation, Wolverine Sub Corp. and Warner-Lambert Company, the provisions of this Section 7(b) shall not apply with respect to any Participant.

         (c) Employment. This Plan does not constitute an employment contract between the Company and a Participant. Nothing in this Plan shall be construed to give a Participant the right to be retained in the service of the Company, nor interfere with the right of the Company to terminate or discipline a Participant at any time.

         (d) Construction. This Plan shall be construed and interpreted under the laws of the State of New Jersey.

         (e) Taxes. The Company may withhold from distributions made from the Plan any taxes required to be withheld under federal, state, or local law.

         (f) Non-Assignable. Benefits payable under this Plan may not be anticipated, assigned (either at law or equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal process, and any attempt to effect such distribution shall be void.

         (g) Minors and Incompetents. If the Administrator determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments then due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of the Company or the Administrator to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Administrator.

                        SECTION EIGHT - EMERGENCY BENEFIT

In the event that the Committee determines that the Employee has suffered an unforeseeable financial emergency, the Administrator shall pay to the Employee as soon as possible following such determination, an amount not in excess of the amount needed to satisfy the emergency. Such payment shall be distributed first out of the Employee's Deferred Stock Option Proceeds and deemed interest accrued thereon, second, out of Deferred Bonus Compensation and deemed interest accrued thereon, third, out of Deferred Salary Compensation and deemed interest accrued thereon, fourth, out of Deferred SAR Proceeds and deemed interest accrued thereon and fifth, out of Deferred Tier I Severance Payments and deemed interest thereon. Deemed interest shall not be accrued for any Employee on an amount paid to the Employee after the date of such payment. For this purpose, an "unforeseeable financial emergency " means an unanticipated emergency that is caused by an event beyond the control of the Employee that would result in severe financial hardship if the emergency distribution were not permitted. In determining whether a Participant has suffered an unforeseeable financial emergency, the Administrator shall apply principals similar to those contained in Treasury Regulation Section 1.457-2(h)(4).

                    SECTION NINE - ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Administrator which shall have full discretionary authority to interpret the Plan; to make all determinations as may be necessary or advisable; and to adopt, amend or rescind any rules, regulations, and procedures as it deems necessary or appropriate for the administration of the Plan. The determinations, actions, and decisions of the Administrator shall be binding and conclusive for all purposes and upon all persons. The Administrator may delegate part or all of its responsibilities under the Plan to such party or parties as it may deem necessary or appropriate.

                     SECTION TEN - AMENDMENT AND TERMINATION

The Board of Directors may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time. However, such amendment, revision or discontinuance of the Plan may not adversely affect an Employee's benefit(s) accrued under the Plan prior to the date of such action.

                        SECTION ELEVEN - CLAIMS PROCEDURE

If a Participant does not receive the timely payment of the benefits which he/she believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Administrator. If the Participant does not furnish sufficient information with the claim for the Administrator to determine the validity of the claim, the Administrator shall indicate to the Participant any additional information, which is necessary for the Administrator to determine the validity of the claim.

Each claim hereunder shall be acted on and approved or disapproved by the Administrator within 90 days following the receipt by the Administrator of the information necessary to process the claim. In the event the Administrator denies a claim for benefits in whole or in part, the Administrator shall notify the Participant in writing of the denial of the claim and notify the Participant of his right to a review of the Administrator's decision by the Administrator. Such notice by the Administrator shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section Eleven.

If no action is taken by the Administrator on a Participant's claim within 90 days after receipt by the Administrator, such claim shall be deemed to be denied for purposes of the following appeals procedure. Any applicant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Administrator. Such appeal must be made within three months after the applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

                  (a) request a review by the Administrator of the claim for benefits under the Plan;

                  (b) set forth all of the grounds upon which the Participant's
request for review is     based   or   any   facts   in support thereof; and

                  (c) set forth any issues or comments which the Participant deems pertinent to the appeal.

The Administrator shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Administrator as soon as possible but not later than 120 days after the appeal is received by it. The Administrator may require the Participant to submit such additional facts, documents or other evidence as the Administrator in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator, provided the Administrator finds the requested documents or materials are pertinent to the appeal.

On the basis of its review, the Administrator shall make an independent determination of the Participant's eligibility for benefits under the Plan. The decision of the Administrator on any appeal of a claim for benefits shall be final and conclusive upon all parties thereto.

In the event the Administrator denies an appeal in whole or in part, it shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Administrator's decision is based.